SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2012

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 7 - Regulation FD

Item 7.01 - Regulation FD Disclosure

Chief Executive Officer, Michael D. West, Ph.D., will provide a corporate update at the Jefferies 2012 Global Healthcare Conference in New York City on Monday, June 4, 2012 at 3:30 p.m. ET. The presentation will be webcast and may be accessed at http://wsw.com/webcast/jeff68/btx/ or under “Investor Presentations” on BioTime's website at www.biotimeinc.com. The webcast can be viewed live and will be available for replay for 90 days after the presentation.

Dr. West’s presentation will include an update on BioTime’s plans for seeking regulatory approval to market ReneviaTM for use with autologous adipose cells to restore subcutaneous tissue lost as a result of injury, oncologic resection, or congenital defects. BioTime’s goals for the launch of ReneviaTM include obtaining the CE mark necessary for marketing ReneviaTM in European Union countries by year-end 2013. BioTime currently plans a prospective, non-randomized, non-comparative, consecutive, open investigation trial of approximately 25 patients with a 12 month follow-up period to evaluate the efficacy and any side-effects of the treatments with ReneviaTM. The currently planned primary endpoint will be efficacy as judged by an aesthetic improvement score and photographic review. The secondary endpoint is expected to be patient satisfaction, self esteem improvement, and a measure of pain and swelling. Currently, a single site in Palma de Mallorca, Spain is planned.

Renevia™ (formerly known as HyStem®-Rx) is a clinical grade biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications.  As an injectable product, Renevia™ may address an immediate need in cosmetic and reconstructive surgeries and other procedures by improving the process of transplanting adipose derived cells, mesenchymal stem cells, or other adult stem cells.  We will need to obtain approval by the U.S. Food and Drug Administration and comparable regulatory agencies in foreign countries in order to market Renevia™ as a medical device.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	June 4, 2012	By:	/s/ Michael D. West
Chief Executive Officer

3